Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Income Trust – Legg Mason Partners New Jersey Municipals Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2007 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Income Trust -	Legg Mason Partners Income Trust -
Legg Mason Partners New Jersey	Legg Mason Partners New Jersey
Municipals Fund	Municipals Fund

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: December 6, 2007	Date: December 6, 2007

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.